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                                  EXHIBIT 23.2






INDEPENDENT AUDITORS' CONSENT



     We hereby consent to the incorporation by reference in this Registration Statement of Marcum Natural Gas Services, Inc. on Form S-8 of our report dated March 4, 1996 appearing in the Annual Report on Form 10-KSB of Marcum Natural Gas Services, Inc. for the year ended December 31, 1995.




/s/ Deloitte & Touche LLP
- -------------------------
Denver, Colorado

July 2, 1996